EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2005 (except as to Note 17, as to which the date is March 10, 2005), which appears in the annual report on Form 10-KSB of Spectre Gaming, Inc. (formerly OneLink, Inc.) for the year ended December 31, 2004 and to all references to our Firm in the prospectus to which the above-referenced registration statement relates.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
September 15, 2005